UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As noted in Item 5.07 below, at the Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”) held on May 24, 2016 (the “Annual Meeting”), the Company’s shareholders approved the Tupperware Brands Corporation 2016 Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Company’s board of directors (the “Board”) on February 18, 2016, subject to approval by the Company’s shareholders, and is effective May 24, 2016.
The purpose of the 2016 Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance. The 2016 Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of participants upon whose judgment, interest and special efforts the successful conduct of its operations largely is dependent. The 2016 Plan contemplates the grant of cash or equity-based incentive instruments for employees and consultants of the Company, as well as the use in compensating directors of the Company for their services. The number of shares reserved under the 2016 Plan is 3,500,000, as well as any remaining shares under the Company’s 2010 Incentive Plan. Equity-based incentives could include stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares.
The foregoing description of the 2016 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The matters described below were voted upon at the Annual Meeting.
The final voting results for each of the proposals submitted to a vote of the Company’s shareholders are set forth below:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2017:
	Catherine A. Bertini	39,792,942	742,292	45,430	5,847,307
	Susan M. Cameron	39,040,107	1,495,193	45,364	5,847,307
	Kriss Cloninger, III	39,525,873	1,007,417	47,374	5,847,307
	Meg Crofton	40,341,221	193,558	45,885	5,847,307
	E. V. Goings	38,863,025	1,667,371	50,268	5,847,307
	Angel R. Martinez	37,027,746	3,507,950	44,968	5,847,307
	Antonio Monteiro de Castro	40,110,194	421,961	48,509	5,847,307
	Robert J. Murray	39,853,437	677,526	49,701	5,847,307
	David R. Parker	40,029,217	501,561	49,886	5,847,307
	Richard T. Riley	40,000,240	528,763	51,661	5,847,307
	Joyce M. Roché	40,179,070	355,195	46,399	5,847,307
	M. Anne Szostak	39,462,667	1,069,526	48,471	5,847,307
(2)	To approve the advisory vote on the Company's executive compensation program	38,606,904	1,731,968	241,792	5,847,307
(3)	To approve the the Tupperware Brands Corporation 2016 Incentive Plan	35,923,603	4,446,740	210,321	5,847,307
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016	45,580,813	788,159	58,999	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Tupperware Brands Corporation 2016 Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 26, 2016	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary